EXHIBIT 3 (C)

                               Commission Schedule





DESIGNER (UNBUNDLED VA)
Compensation Options
in percentages

Issue Ages 0-75                                A             B            C
          Deposit (GDR)                       6.35          5.35        3.35
          RVP Override                        0.30          0.30        0.30
          Total up-front                      6.65          5.65        3.65

          Trailer              DSP            0.00          0.30        0.35
                               ASP            0.10          0.30        0.65
          Beginning            (BOY)          ASP             2            2


Issue Ages 76-80                               A             B          C
          Deposit (GDR)                       5.10          4.35       2.60
          RVP Override                        0.30          0.30       0.30
          Total up-front                      5.40          4.65       2.90

          Trailer              DSP            0.00          0.30       0.35
                               ASP            0.10          0.30       0.65
          Beginning            (BOY)          ASP             2          2


Issue Ages 81-85                                A            B          C
          Deposit (GDR)                        3.35         2.60       1.60
          RVP Override                         0.30         0.30       0.30
          Total up-front                       3.65         2.90       1.90

          Trailer             DSP              0.00         0.30       0.35
                              ASP              0.10         0.30       0.65
          Beginning           (BOY)            ASP            2          2

LEGEND:

GDR = GROSS DEALER RE-ALLOWANCE
RVP = REGIONAL VICE PRESIDENT
DSP = DURING SURRENDER CHARGE PERIOD
ASP = AFTER SURRENDER CHARGE PERIOD
BOY = BEGINNING OF YEAR